As filed with the Securities and Exchange Commission on March 31, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Smart Share Global Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3577	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6th Floor, 799 Tianshan W Road

Changning District, Shanghai 200335

People’s Republic of China

+86 21 6050 3535

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq.	Will H. Cai, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Michael Yu, Esq.
c/o 42/F, Edinburgh Tower, The Landmark	Cooley LLP
15 Queen’s Road Central	c/o Suites 3501 — 3505, 35/F
Hong Kong	Two Exchange Square
+852 3740-4700	8 Connaught Place, Central
Hong Kong
+852 2514-1200

Haiping Li, Esq.	Dave Peinsipp, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Cooley LLP
46th Floor, JingAn Kerry Centre, Tower II	101 California Street, 5th Floor
1539 Nanjing West Road	San Francisco, California 94111
Shanghai	(415) 693-2000
The People’s Republic of China
+86 21-61938200

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-254228

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†    The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A ordinary shares, par value US$0.0001 per share(1)	345,000	US$4.25	US$1,466,250	US$160

(1) American depositary shares issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-254694). Each American depositary share represents two Class A ordinary shares.

(2) Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional ADSs. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3) Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-254228) initially filed by Smart Share Global Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 12, 2021, which was declared effective by the Commission on March 31, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

Smart Share Global Limited

Exhibit Index

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered and certain Cayman Islands tax matters
23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1

Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Smart Share Global Limited (File No. 333-254228) initially filed with the Securities and Exchange Commission on March 12, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on March 31, 2021.

Smart Share Global Limited

By:	/s/ Mars Guangyuan Cai
Name:	Mars Guangyuan Cai
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 31, 2021.

	Signature	Title

	/s/ Mars Guangyuan Cai	Director and Chief Executive Officer (Principal Executive Officer)
Mars Guangyuan Cai

*
	Peifeng Xu	Director and Chief Operating Officer

*
	Juan Li	Director

	*	Director
Feng Zhang

	/s/ Maria Yi Xin	Director and Chief Financial Officer (Principal Financial and Accounting Officer)
Maria Yi Xin

*By:	/s/ Mars Guangyuan Cai
Name: Mars Guangyuan Cai
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Smart Share Global Limited has signed this registration statement or amendment thereto in New York, New York on March 31, 2021.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President